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                                                                    EXHIBIT 10.1

                      IN THE UNITED STATES BANKRUPTCY COURT
                       FOR THE NORTHERN DISTRICT OF TEXAS
                                 DALLAS DIVISION


IN RE:
                                       )
COHO ENERGY, INC.,                     )     CASE NO. 02-31189-HCA-11
                                       )
COHO RESOURCES, INC.,                  )
                                       )     CASE NO. 02-31190-HCA-11
COHO OIL & GAS, INC.,                  )
                                       )
                                       )     CASE NO. 02-31191-HCA-11
                                       )
                                       )     JOINTLY ADMINISTERED
                                       )     UNDER CASE NO. 02-31189-HCA-11
                                       )
                                             HEARING DATE APRIL 3, 2002
                                             AT 1:45 P.M.

              ORDER APPROVING DEBTORS' MOTION FOR ORDER AUTHORIZING
            IMPLEMENTATION OF INITIAL KEY EMPLOYEE RETENTION PROGRAM

         ON THIS DAY came on for consideration the Motion filed on behalf of Coho Energy, Inc. et al., ("Debtors") for an Order Authorizing Implementation of Initial Key Employee Retention Program and Supporting Brief, (the "Motion"). Counsel for the Debtors appeared. No party filed a response to the Motion or otherwise appeared at the hearing in opposition to the Motion. The Court, having considered the Motion, evidence adduced in support thereof, and presentation of counsel finds that:

         1. This Court has jurisdiction of this Motion pursuant to by virtue of 28 U.S.C. Section Section157, 1334. This Motion involves a core proceeding.

         2. Adequate and proper notice of the Motion, and opportunity for hearing thereon, was provided by the Debtors.


ORDER APPROVING DEBTORS' MOTION FOR ORDER AUTHORIZING IMPLEMENTATION
IMPLEMENTATION OF INITIAL KEY EMPLOYEE RETENTION PROGRAM                  PAGE 1

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         3. The Debtors seek authority under sections 105 and 363 of the
Bankruptcy Code to implement a back end loaded key employee retention and severance program (as described more fully below, the "Key Employee Retention Program"). The purpose for the Key Employee Retention Program is to minimize management and other key employee turnover, retain talent in a tight labor market and motivate key employees (each a "Key Employee," and collectively, the "Key Employees") to: (a) continue to provide essential services during this critical juncture in the Debtors' existence; and (b) remain employed by the Debtors throughout these chapter 11 cases.

         4. The Debtors' ability to maintain their business operations and preserve value for their estates is dependent upon the continued employment, active participation and dedication of the Key Employees who possess irreplaceable historical knowledge, experience and skills necessary to support the Debtors' business operations, including, without limitation, the Debtors' finances, systems, operations, properties and assets, personnel and management. The Debtors' ability to stabilize and preserve their business operations and assets will be substantially hindered if the Debtors are unable to retain the services of their Key Employees.

         5. The Debtors prior bankruptcy filing and uncertainty surrounding the future of their operations has had a significant and adverse effect on the morale of their employees. Unless an incentive plan is expeditiously implemented, the Debtors senior management expect that a number of the Key Employees will resign.

         6. The Debtors' situation is unique in that following the confirmation of the Debtors' plan of reorganization in March, 2000, as part of their post-confirmation program to streamline operations and reduce general and administrative operating expenses to the fullest possible


DEBTORS' MOTION FOR ORDER AUTHORIZING
IMPLEMENTATION OF KEY EMPLOYEE RETENTION PROGRAM                          PAGE 2
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extent, the Debtors' workforce was reduced from 122 employees, as of March,
2000, to 74, as of the Petition Date. As a result, in the view of Debtors' management, each and every current employee is critical to the Debtors' operations and the Debtors' can ill afford to lose any employees at this time. Indeed, the Debtors' retention plan recognizes the importance of retaining employees at every level and not just senior management and executives.

         7. Increased employee responsibilities, the general level of stress visited upon a debtor in possession's key employees and other burdens occasioned by the Debtors' status as debtors in possession may lead some of the Key Employees to resign in the near future and pursue alternative employment despite the Debtors' need for their continued services. Also, competitors of the Debtors and other parties have begun, and will undoubtedly continue to seek, to hire the Key Employees.

         8. The Debtors can not afford to lose the Key Employees for many reasons, including: (a) the difficulty of replacing such employees because experienced job candidates often find the prospect of working for a chapter 11 company unattractive; (b) finding suitable replacement employees is improbable unless the Debtors retain executive search firms, with their attendant fees, and incur further costs in the form of signing bonuses, reimbursement for relocation expenses and above market salaries to induce qualified personnel to accept employment with the Debtors; and (c) losing an important employee generally leads to departure of other subordinate employees, which labor flight seriously disrupts the Debtors' ability to pursue a timely and successful reorganization in chapter 11.

         9. The implementation of the Retention Program is necessary to provide incentives to the Key Employees to remain on the job throughout the pendency of the Debtors' cases in


DEBTORS' MOTION FOR ORDER AUTHORIZING
IMPLEMENTATION OF KEY EMPLOYEE RETENTION PROGRAM                          PAGE 3

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order to preserve and maintain the value of the Debtors' operations and assets.
Implementing the Key Employee Retention Program will demonstrate to employees that: (i) their services, and not just the services of the Debtors' senior management, are valued; (ii) their compensation awards are competitive; and
(iii) that the Debtors are taking every conceivable, reasonable action to stabilize their operations. The Key Employee Retention Program will significantly benefit the reorganization process by boosting employee morale at the very time when employee dedication and loyalty is needed most.

         10. Under the Key Employee Retention Program, Key Employees, are divided into two (2) classes; Tier 1 and Tier 2. The members of Tier 1 are Susan McAden, Controller and Charles Gibson, Manager of Engineering. Tier 2 consists of the Debtors' remaining full time employees, and include field personnel, corporate staff, and administrative personnel. Michael McGovern, Chief Executive Officer; Gary Pittman, Vice President and Chief Financial Officer and Gerald Ruley, Vice President of Operations are not included in the Key Employee Retention Program.

         11. Consistent with the terms of their employment contracts, the Tier 1 Key Employees will be entitled to receive a stay retention payment equal to one year of their annual base salaries as an incentive to remain with the Debtors; provided, however, none of these payments will be made until the EARLIER of: (a) the confirmation of a plan of reorganization; (b) the sale of substantially all of the Debtors' assets; (c) the conversion of the Debtors' cases to Chapter 7; or (d) the termination of the Tier 1 employees, other than for cause "Tier 1 Payment Triggering Event." The Tier 1 Employees will forfeit any entitlement to payments under the Key Employee Retention Plan should they resign prior to a Tier 1 Payment Triggering Event.


DEBTORS' MOTION FOR ORDER AUTHORIZING
IMPLEMENTATION OF KEY EMPLOYEE RETENTION PROGRAM                          PAGE 4

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         12. Consistent with the terms of the Debtors' Severance Plan adopted on
March 7, 2002, Tier 2 Key Employees will be entitled to receive a stay retention payment equal to four weeks for every year of service, and fraction year of service with a minimum payment equal to 26 weeks, and maximum of 52 weeks, of service as an incentive to remain with the Debtors; provided, however, that none of these payments will be made until the EARLIER of: (a) the confirmation of a plan of reorganization pursuant to which a Tier 2 Key Employee does not retain his or her job with a reorganized debtor entity; (b) the sale of substantially all of the Debtors' assets which does not result a Tier 2 Employee's employment by the purchaser of such assets; or (c) the termination of the Tier 2 employees, other than for cause.

         13. If all of the Key Employees receive payments, the Key Employee Retention Program would be as follows:

                    Category               Maximum Cumulative Retention Payment
                    --------               ------------------------------------

Tier 1 Employees                                        $  280,370
Tier 2 Employees
                  Dallas Office                         $  906,008
                Mississippi Field                       $  908,658
                 Oklahoma Field                         $  852,478
                                                        ----------
                      TOTAL                             $2,947,514


         14. It is unlikely that any significant number of the Tier 2 Key Employees in Oklahoma and Mississippi would receive payments under the Key Employee Retention Program since they are expected to retain employment regardless of whether the Debtors' operations and properties are reorganized or sold to one or more third parties.


DEBTORS' MOTION FOR ORDER AUTHORIZING
IMPLEMENTATION OF KEY EMPLOYEE RETENTION PROGRAM                          PAGE 5

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         15. A Key Employee will be deemed ineligible to participate in the Key
Employee Retention Program if such Key Employee resigns, or is terminated for cause, before the triggering date for payments remaining under the Key Employee Retention Program.

         16. The termination, except for cause, of a Key Employee triggers payment only as to that employee, and not to all employees in the same tier.

         17. The Key Employee Retention Program replaces, and is not in addition to, any other severance or retention programs which were in existence with respect to Key Employees as of the Petition Date.

         18. The Key Employee Retention Program provides no greater compensation to Key Employees than the employment contracts, in the case of Tier 1 Key Employees or the Debtors existing severance policy, in the case of Tier 2 Key Employees, that existed as of the Petition Date.

         19. No COBRA benefits are included as part of the Key Employee Retention Program.

         20. Under 11 U.S.C. Section 363(b), a debtor is authorized to use property of the estate other than in the ordinary course of business after notice and hearing for purposes of implementing an employee retention program as contemplated herein. See In re Montgomery Ward Holding Corp., 242 B.R. 147 (D. Del. 1999). As stated by the Fifth Circuit, the debtor in possession must demonstrate "some articulated business justification for using, selling or leasing property outside the ordinary course of busine Section" In re Continental Airlines, Inc., 780 F.2d 1223, 1226 (5th Cir. 1986). The debtor is also required to show the court that the proposed use of estate property will assist the debtor's reorganization. See In re Lionel Corp., 722 F.2d 1063, 1071 (2d Cir. 1983).


DEBTORS' MOTION FOR ORDER AUTHORIZING
IMPLEMENTATION OF KEY EMPLOYEE RETENTION PROGRAM                          PAGE 6

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         21. Once the Debtors establish a valid business justification, "[t]he business judgment rule is a presumption that in making a business decision the directors of a corporation acted on an informed basis, in good faith and in the honest belief that the action was in the best interests of the company." In re Integrated Resources, Inc., 147 B.R. 650, 656 (S.D.N.Y. 1992) (quoting Smith v. Gorkam, 488 A.2d 858, 872 (Del. 1985)).

         22. The business judgment rule is respected within the context of a chapter 11 case and shields a debtor's management from judicial second-guessing. Id.; In re John-Manville Corp., 60 B.R. 612, 615-16 (Bankr. S.D.N.Y.
1986)(stating that "the Code favors the continued operation of a business by a debtor and a presumption of reasonableness attaches to a Debtor's management decisions.").

         23. Given the importance of the Key Employees to the Debtors' continued operations, the Key Employee Retention Program is approved. Courts have consistently recognized the needs of chapter 11 debtors to retain their employees in order to assure continued business functions in chapter 11 and, therefore, have approved retention and severance programs under 11 U.S.C.
Section 363(b)(1) similar to, or more costly than, the Key Employee Retention Program proposed by the Debtors.

         24. The facts of these cases dictate that the relief requested herein is warranted. The Key Employees are engaged in essential areas of operations of the Debtors, including executive, managerial, engineering and administrative positions; their continued employment and high morale is absolutely vital to the Debtors' prospects of reorganization and continued operation.



DEBTORS' MOTION FOR ORDER AUTHORIZING
IMPLEMENTATION OF KEY EMPLOYEE RETENTION PROGRAM                          PAGE 7

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Without the continued services of the Key Employees, the prospect of the
Debtors' reorganizing, and maximizing the value of their operations for the benefit of creditors will be irreparably damaged.

         25. In the event the Key Employee Retention Program is not implemented, there is a substantial risk that Key Employees would abandon the Debtors and seek less risky employment. The Debtors could be forced to hire replacement employees through the use, in large part, of executive placement agencies. Notwithstanding the time necessary to conduct job search and screen prospective candidates, such agencies also charge a substantial fee for their services. In addition, even with the use of such agencies, it is unlikely that the Debtors' could induce qualified applicants to accept employment with a debtor in possession without the use of signing bonuses, relocation expenses and above market salaries. Alternatively, the Debtors could be forced to add substantially to the number of its turnaround management consultant staff and incur the increase in costs that this direction entails.

         26. At this critical time in these chapter 11 cases, the Debtors can ill afford either the time or the money necessary to replace the Key Employees. All these factors clearly indicate that it is in the best interest of all creditors that the Key Employees be provided the benefits provided for in the retention program described herein in order to ensure their continued employment and to use their best efforts to reorganize these Debtors; it is, therefore,


DEBTORS' MOTION FOR ORDER AUTHORIZING
IMPLEMENTATION OF KEY EMPLOYEE RETENTION PROGRAM                          PAGE 8

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         ORDERED that the Initial Key Employee Retention Program described herein is hereby approved and the Debtors are authorized to take any and all actions necessary to implement said program.

         SIGNED the 29th day of April, 2002.


                                                /s/ HAROLD C. ABRAMSON
                                                --------------------------------
                                                HONORABLE HAROLD C. ABRAMSON
                                                UNITED STATES BANKRUPTCY JUDGE




Submitted by and upon entry
please return a copy to:

Louis R. Strubeck, Jr.
Texas State Bar No.  19425600
FULBRIGHT & JAWORSKI, L.L.P.
2200 Ross Avenue, Suite 2800
Dallas, TX  75201
Phone:       214.855-8040
Fax:         214.855-8200
E-mail:      lstrubeck@fulbright.com

Counsel for Debtors




DEBTORS' MOTION FOR ORDER AUTHORIZING
IMPLEMENTATION OF KEY EMPLOYEE RETENTION PROGRAM                          PAGE 9